UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/15/2005

Unitrin, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-18298

DE	95-4255452
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One East Wacker Drive, Chicago, IL 60601
(Address of principal executive offices, including zip code)

312-661-4600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

The Company estimates that it will record losses from Hurricane Wilma and Tropical Storm Tammy of less than $10 million after-tax in the fourth quarter of 2005. The Company's losses from both events will not exceed the current retentions in any of its three catastrophe reinsurance programs.

In the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, the Company previously disclosed that it maintains three separate catastrophe reinsurance programs for its property and casualty insurance businesses. The Company further disclosed that the program covering the property insurance operations of the Company's Life and Health Insurance segment provides aggregate coverage of $52 million above retention of $8 million and that such aggregate coverage is provided in three layers. The Company also disclosed that the first layer for the reinsurance program covering the Life and Health Insurance segment provided coverage of $12 million above retention of $8 million.

As a result of estimated losses and loss adjustment expenses (LAE) from Hurricanes Katrina and Rita, the Company currently estimates that no coverage remains for any new catastrophe under the first layer of coverage in the Life and Health segment. Accordingly, for any new 2005 catastrophe in the Life and Health Insurance segment, the Company estimates that it would retain any losses and LAE incurred below the $20 million attachment point for the second layer of reinsurance in the Life and Health Insurance segment. Coverage remains under the second and third layers of the Life and Health Insurance segment's reinsurance program and all three layers of the two programs covering the Company's other business segments.

This Current Report on Form 8-K contains information that includes or is based upon forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give expectations or forecasts of future events. The reader can identify these statements by the fact that they do not relate strictly to historical or current facts. These include statements relating to future actions or events and the outcome of contingencies.

Any or all forward-looking statements may turn out to be wrong, and, accordingly, readers are cautioned not to place undue reliance on such statements, which speak only as of the date of this report. Such statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many factors will be important in determining the Company's actual future results. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance; actual results could differ materially from those expressed or implied in the forward-looking statements. No assurances can be given that the results contemplated in any forward-looking statements will be achieved or will be achieved in any particular timetable. The Company assumes no obligation to publicly correct or update any forward-looking statements as a result of events or developments subsequent to the date of this report. The reader is advised, however, to consult any further disclosures the Company makes on related subjects in filings made with the Securities and Exchange Commission.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unitrin, Inc.

Date: November 15, 2005	By:	/s/ Eric J. Draut
Eric J. Draut
Executive Vice President and Chief Financial Officer